UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2022

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Seneca Street, Suite 507, Buffalo, New York (Address of Principal Executive Office)	14204 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.00001 par value per share	XXII	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.01, “Completion of Acquisition of Disposition of Assets,” is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 13, 2022, 22nd Century Group, Inc. (the “Company”) entered into and closed the transactions contemplated by the Reorganization and Acquisition Agreement (the “Reorganization Agreement”) with GVB Biopharma (“GVB”). Under the terms of the Reorganization Agreement, the Company acquired substantially all of the assets of GVB’s business dedicated to hemp-based cannabinoid extraction, refinement, contract manufacturing and product development (the “Transaction”).

The aggregate consideration for the Transaction consisted of (i) the assumption of approximately $4.5 million of debt, (ii) the assumption and direct payment of certain third party transaction costs incurred by GVB in connection with the Transaction totaling approximately $1.9 million and (iii) the issuance to GVB of 32,900,000 unregistered shares of common stock of the Company (the “Shares”). The Shares are subject to a lock-up and restrictions on transfer for at least six months following closing and thereafter, one-third of the Shares will be released from the lock-up after six months, one-third will be released from the lock-up after nine months and the remainder will be released after one year.

The Reorganization Agreement contains customary representations, warranties and covenants. The Company has entered into employment arrangements with certain key employees of GVB. The Company has also agreed under the Reorganization Agreement to give GVB a right to nominate a director to the Company’s board of directors, provided that such nominee is independent under the rules of the Nasdaq Capital Market and subject to the approval of the Company’s Governance and Nominating Committee.

The foregoing description of the Reorganization Agreement does not purport to be complete and is qualified in its entirety by reference to the Reorganization Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above in Item 2.01 regarding the unregistered sale of Shares in connection with the Transaction is incorporated herein by reference. The Shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

On May 13, 2022, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is furnished herewith as Exhibit 99.1 hereto and is incorporated herein by reference.

On May 18, 2022, the Company issued a press release and presentation detailing the operational capabilities of both GVB and the Company as a combined business. A copy of the press release and presentaton is furnished herewith as Exhibits 99.2 and 99.3 hereto, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)       Audited and Unaudited Financial statements of businesses acquired.

The Company will file any financial statements required by Item 9.01(a) by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b)       Pro forma financial information.

The Company will furnish any pro forma financial information required by Item 9.01(b) by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d)       Exhibits.

Exhibit 2.1†	Reorganization and Acquisition Agreement dated May 13, 2022.
Exhibit 99.1	Press Release dated May 13, 2022
Exhibit 99.2	Press Release dated May 18, 2022
Exhibit 99.3	Presentation dated May 18, 2022

†Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and attachments upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Steven P. Przybyla
Date: May 18, 2022	Steven P. Przybyla
Vice President, General Counsel and Secretary